                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 5, 1998


                               OUTLOOK GROUP CORP.
                               -------------------

             (Exact name of registrant as specified in its charter)


        Wisconsin                      000-18815              39-1278569
----------------------------           ---------        -------------------
(State or other jurisdiction          (Commission           (IRS Employer
   of incorporation)                  File Number)      Identification No.)


                             1180 American Drive
                           Neenah, Wisconsin 54956
             ---------------------------------------------------
             (Address of principal executive offices) (Zip Code)


             Registrant's telephone number, including area code:
             ---------------------------------------------------
                                (920) 722-2333


                                     N/A
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         On May 5, 1998, Outlook Group Corp. (the "Company") sold substantially all of the assets of its Outlook Foods, Inc. subsidiary ("Foods") to Lake Country Foods, Inc. and Lake Country Properties, LLC (together, the "Buyer"), entities otherwise unaffiliated with the Company but of which David L. Erdmann, the former chairman of the board and chief executive officer of the Company and a greater-than-5% shareholder of the Company, is a co-owner. The approximate total sales price was $8.9 million, of which $6.1 million was paid in cash at closing, $1.5 million is payable over four years after closing, and $1.3 million was paid by assumption of certain liabilities. All amounts are approximate and are subject to post-closing adjustments within the next 90 days based upon the actual amount of certain current assets and the assumed liabilities at the effective time of closing. The acquisition agreement also provides for a possible $300,000 (which may be increased to $350,000 under certain circumstances) credit against amounts due from the Buyer to Foods for qualifying capital enhancements to be made to the Oconomowoc, Wisconsin facility which was conveyed in the transaction, and certain other possible adjustments. The acquisition agreement also includes various other customary terms and conditions. The transaction was signed and closed on May 5, 1998, but was made effective as of May 1, 1998.

         The Company's intention to sell the food processing business was previously announced by the Company, and the Foods operations had been accounted for as a discontinued operation since 1996. The Company had previously announced the execution of a letter of intent with another party relating to the sale of the Foods operations. In the course of discussions and negotiations with that party after signing the letter of intent, the Company became aware of opportunities which it believed could result in a more beneficial transaction. With the other party's permission, the Company began to explore those options, which ultimately led to the transaction reported herein.

         The terms of the transactions were determined by arms' length negotiations between the Company and the Buyer, which did not begin until after Mr. Erdmann ceased serving as a director and executive officer of the Company. The Company's lenders provided waivers under the Company's existing credit agreements to permit the transaction.

Item 7.  Financial Statements and Exhibits.

         (b)      Pro Forma Financial Information.

         The following pro forma (unaudited) financial statements of the Company reflecting the foregoing transaction are included in this report:

         Pro Forma Consolidated Balance Sheet
                  at February 27, 1998..................................     F-2

         Pro Forma Consolidated Statements of Operations:

                  Year Ended May 31, 1997................................    F-3
                  Nine Months ended February 27, 1998....................    F-4

         Notes to Pro Forma Consolidated
                  Financial Statements...................................    F-5


         (c)      Exhibits.

         Incorporated by reference from the Exhibit Index which is included as the last page of this report.

The following unaudited pro forma financial statements give effect to the sale of Foods and the application of the net proceeds as described in footnote (a). The unaudited condensed consolidated pro forma balance sheet as of February 27, 1998, is based on the historical balance sheet of the Company and is presented as if the sale had occurred on that date. The unaudited pro forma condensed statements of consolidated operations for the year ended
May 31, 1997 and for the nine month period ended February 27, 1998 assume that the sale occurred at the beginning of fiscal 1997.

The transaction proceeds used in the preparation of these pro forma financial statements differ from the proceeds described in Item 2. This is due to the fact that the sale price was contingent upon the book value of Foods on the date of the transaction and the pro forma balance sheet assumes the transaction occurred on February 27, 1998, whereas Item 2 describes the transaction as it occurred effective as of May 1, 1998. Additionally, the operations which were sold had been accounted for as discontinued operations since fiscal 1997.

The unaudited condensed pro forma statement of consolidated operations is not necessarily indicative of the financial results that would have occurred had the sale of Foods been consummated on the indicated date, nor is it necessarily indicative of future financial results.

                               OUTLOOK GROUP CORP.

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                    02/27/98

                                (in thousands)


                                                                                                        Pro Forma
ASSETS                                                                                  As Previously    Adjustments (a)  Pro Forma
                                                                                          Reported
CURRENT ASSETS
        Cash                                                                                 $      0      $      0      $      0
        Accounts receivable less allowance for doubtful accounts of
           $1,369 and $1,124 respectively                                                      12,894        (2,242)       10,652
        Inventories                                                                             9,508        (2,834)        6,674
        Deferred income taxes                                                                     708                         708
        Income taxes refundable                                                                 1,186           361         1,547
        Other                                                                                     864           (59)          805
                                                                                -------------------------------------------------
                  Total current assets                                                         25,160        (4,774)       20,386

PROPERTY, PLANT AND EQUIPMENT
          Land                                                                                    753          (164)          589
          Buildings                                                                            12,206        (1,087)       11,119
          Machinery and equipment                                                              42,302        (5,057)       37,245
                                                                                -------------------------------------------------
                                                                                               55,261        (6,308)       48,953
  Less accumulated depreciation                                                               (25,869)        2,838       (23,031)
                                                                                -------------------------------------------------

  Net Property, Plant & Equipment                                                              29,392        (3,470)       25,922
                                                                                -------------------------------------------------

Other Assets                                                                                    5,235         1,472         6,707
                                                                                -------------------------------------------------

                  Total assets                                                               $ 59,787      $ (6,772)     $ 53,015
                                                                                =================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Short-term borrowings                                                                        $  1,996      $ (1,996)     $      0
Current maturities of long-term debt                                                            1,476          (169)        1,307
Accounts payable                                                                                4,117          (781)        3,336
Cash overdraft liability                                                                        1,252                       1,252
  Accrued liabilities:
  Salaries and wages                                                                            1,579                       1,579
  Other                                                                                         1,092           320         1,412
                                                                                -------------------------------------------------

Total current liabilities                                                                      11,512        (2,626)        8,886

LONG TERM DEBT                                                                                 10,360        (3,571)        6,789
DEFERRED GAIN-FULFILLMENT                                                                         550                         550
DEFERRED INCOME TAXES                                                                           3,311                       3,311

SHAREHOLDERS' EQUITY

        Common stock                                                                               51                          51
        Paid-in capital                                                                        18,476                      18,476
        Retained earnings                                                                      20,003          (575)       19,428
        Treasury Stock                                                                         (4,476)                     (4,476)
                                                                                -------------------------------------------------

                Total shareholders' equity                                                     34,054          (575)       33,479

               Total liabilities and shareholders' equity                                    $ 59,787      $ (6,772)    $  53,015
                                                                                =================================================

                             OUTLOOK GROUP CORP.
      UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                           YEAR ENDED MAY 31, 1997


               (dollars in thousands, except per share amounts)

                                                                           As Previously  Pro Forma
                                                                           Reported       Adjustment (b)   Pro Forma



Net Sales                                                                    $72,054               $  0         $  72,054
Cost of sales                                                                 61,168                  0            61,168
                                                                           ----------------------------------------------

Gross Profit                                                                  10,886                  0            10,886
Selling, general and administrative expenses                                   9,904                  0             9,904
                                                                           ----------------------------------------------

 Operating profit                                                                982                  0               982
 Other income (expense)
   Interest expense                                                           (2,778)               535            (2,243)
   Other income                                                                  746                  0               746
   Gain on sale of subsidiaries                                                  556                  0               556
                                                                           ----------------------------------------------

Earnings (loss) from continuing operations before income taxes                  (494)               535                41

Income tax expense                                                                58                206               264
                                                                           ----------------------------------------------
Earnings (loss) from continuing operations                                 $    (552)             $ 329         $    (223)
                                                                           =========              =====         =========

Net earnings (loss) per share from continuing operations
        Basic                                                              $   (0.12)             $0.07         $   (0.05)
                                                                           ----------------------------------------------
        Diluted                                                                (0.12)              0.07             (0.05)
                                                                           ----------------------------------------------

Weighted average number of shares outstanding
        Basic                                                              4,649,382          4,649,382         4,649,382
                                                                           ==============================================
        Diluted                                                            4,700,942          4,700,942         4,700,942
                                                                           ==============================================

                               OUTLOOK GROUP CORP.
       UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                NINE MONTH INTERIM PERIOD ENDED FEBRUARY 27, 1998

               (dollars in thousands, except per share amounts)


                                                                                As Previously Pro Forma Adjustments
                                                                                Reported      (b)                     Pro Forma

Net Sales                                                                            $ 49,101              $   0          $  49,101
Cost of sales                                                                          39,447                  0             39,447
                                                                                ---------------------------------------------------

Gross Profit                                                                            9,654                  0              9,654
Selling, general and administrative expenses                                            7,871                  0              7,871
                                                                                ---------------------------------------------------

Operating profit                                                                        1,783                  0              1,783
Other income (expense)
   Interest expense                                                                    (1,508)               387             (1,121)
   Buy out related expense                                                               (162)                                 (162)
   Interest and other income                                                              836                                   836
                                                                                ---------------------------------------------------

Total other income (expense)                                                             (834)               387               (447)

Earnings from continuing operations before income taxes                                   949                387              1,336

Income tax expense                                                                        367                149                516
                                                                                ---------------------------------------------------
Earnings from continuing operations                                                 $     582              $ 238          $     820
                                                                                ===================================================
Net earnings per share from continuing operations
  Basic                                                                             $    0.13              $0.05          $    0.18
                                                                                ---------------------------------------------------
  Diluted                                                                                0.12               0.05               0.17
                                                                                ---------------------------------------------------

Weighted average number of shares outstanding
     Basic                                                                          4,654,487          4,654,487          4,654,487
                                                                                ===================================================
     Diluted                                                                        4,687,165          4,687,165          4,687,165
                                                                                ===================================================

                               Outlook Group Corp.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(a) Pro forma adjustments to the unaudited condensed consolidated balance sheet as of February 27, 1998 reflect use of proceeds to repay certain outstanding debt. Also reflected are the sale of substantially all of the assets, assumption of certain liabilities, and the recognition of the loss on sale.

(b) Pro forma adjustments to the unaudited condensed statements of consolidated operations for the year ended May 31, 1997 and for the nine month period ended February 27, 1998 reflect adjustments to interest resulting from the assumed use of proceeds to reduce outstanding debt, net of income tax effect.


(c) The pro forma unaudited condensed statement of consolidated operations for the year ended May 31, 1997 does not reflect an adjustment to record the loss on sale of Foods, net of related income taxes. The actual loss will be reflected in the Company's financial statements on Form 10-K for the year ended May 31, 1998. The unaudited condensed consolidated balance sheet as of February 27, 1998 does include an adjustment to retained earnings of $575,000, net of related income taxes, to record the loss on sale of Foods if it had occurred on that date.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          OUTLOOK GROUP CORP.




Date: May 18, 1998                  By:   /s/ Richard C. Fischer
                                       -------------------------
                                       Richard C. Fischer
                                       Chairman and Chief Executive Officer

                               OUTLOOK GROUP CORP.

                                  EXHIBIT INDEX
                                       to
                             FORM 8-K CURRENT REPORT
                             dated as of May 5, 1998


      Exhibit                                                           Filed
      Number                     Description                           Herewith
      ------                     -----------                           --------

       2.1       Purchase and Sale Agreement dated as of April 30, 1998    X
                 (but executed on May 5, 1998) among the Company, Foods and the Buyer*





------------------

    * Exhibits and schedules are omitted. Such information will be furnished supplementally to the Commission upon request.





                                      EI-1